Exhibit j(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to the Registration Statement No. 811-5361 on Form N-1A of Fidelity Boston Street Trust of our report dated September 13, 1999 appearing in the Annual Report to Shareholders of Fidelity Target Timeline 2001 and Fidelity Target Timeline 2003 for the year ended July 31, 1999.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information, which are a part of such Registration
Statement.

 /s/Deloitte & Touche LLP
 Deloitte & Touche LLP

Boston, Massachusetts
September 23, 1999